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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                     Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required.

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/ / Fee paid previously with preliminary materials.

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on August 1, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

THE FOLLOWING PRESS RELEASE WAS ISSUED OVER PR NEWSWIRE ON AUGUST 1, 2001:

                  COMPUTER ASSOCIATES RESPONDS TO COUNTERCLAIM
                        BY SAM WYLY AND RANGER GOVERNANCE

ISLANDIA, N.Y., August 1, 2001 - Computer Associates International, Inc. (NYSE: CA) today responded to Ranger Governance's and Sam Wyly's counterclaim against CA's lawsuit filed in June.

"Mr. Wyly continues on his campaign of selective disclosure, innuendo, and misleading information," said Charles B. Wang, Chairman of Computer Associates. "His latest publicity initiative rehashes old news and expects investors and the media to accept these accusations as revelations. In fact, they are little more than a smokescreen to distract attention from Wyly's vague and misguided plans for CA. We believe informed shareholders will not hand CA over to Mr. Wyly."

NO `SECRET' RESEARCH

Sanjay Kumar, President and Chief Executive Officer of Computer Associates, said the research described in Mr. Wyly's counterclaim as a "secret" GuideStar study is simply a further segmentation of the data from a study commissioned by CA as part of its regular effort to understand customer needs. The survey of over 2,000 respondents was completed in February 2001 and formed the basis for the results cited in CA's June 30 letter to shareholders.

"The so-called `secret' study referred to by Wyly breaks out already existing data to examine relationships with a subset of the 2,000 respondents consisting of the Company's larger clients. This break out is an effort to examine in more detail a segment of our customer population as part of an ongoing effort to better understand and serve our customers," Mr. Kumar continued. "Despite Mr. Wyly's characterization, there is nothing `cloak and dagger' about this research. It is a selected slice of the larger study we previously discussed. The fact that the findings show that our larger customers are among our most demanding customers is hardly surprising."

"While the findings indicate there is room for improvement in our interactions with our largest customers, it would be a mistake for Mr. Wyly to assume that these customers would consider themselves better served by a break up of CA, as he proposes," Mr. Kumar added.

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RELEASE OF PROPRIETARY SURVEY WILL HURT SHAREHOLDERS

"Mr. Wyly has said he will release the entire study on Thursday. While CA will take no action to stop him from doing so, we urge him to reconsider. The proprietary survey, as Mr. Wyly is undoubtedly aware, contains more than research findings; it includes significant marketing recommendations and business strategies. Releasing this forward-looking planning information would be of great interest to competitors. Mr. Wyly knows it is inappropriate for him to have possession of this research and it is hard to see why he would want to aid CA's competitors at the expense of CA's shareholders," Mr. Kumar said.

Mr. Kumar also noted that no company would regularly disclose its proprietary customer research because, in addition to benefiting competitors, it weakens the ability to act on the research.

RANGER'S RESEARCH REMOVED FROM PROXY, WEBSITE

The Company noted that Ranger Governance has removed the study conducted by Penn, Schoen & Berland Associates from its website and has not included any references to it in its definitive proxy materials.

PIEPER DISCLOSURE IS COMPLETE

Noting the Company believes it has made all pertinent disclosures in the CA
2001 proxy materials - including those related to Roel Pieper's background, Mr. Wang said, "The innuendo surrounding CA board member Mr. Pieper is an indication of how desperate Mr. Wyly is. The SEC rules are quite specific about what business affiliations should be disclosed. Mr. Pieper resigned as a director of Lernout & Hauspie (L&H) in January 2001, and never served as an executive officer of L&H. Anyone who has looked closely at Mr. Pieper's relationship with L&H would know that he did not have any role whatsoever in the problems at L&H. His role was part of an effort to bring in someone of Mr. Pieper's reputation and experience to help restructure the company and secure reorganization protection."

OTHER REHASHED ALLEGATIONS

Mr. Kumar called Mr. Wyly's charges about compensation and accounting issues, "a rehash of old news that has been thoroughly addressed."

Commenting on the compensation allegations, Mr. Kumar said, "The Company has provided full information on compensation in last year's and this year's proxy materials as well as in news releases and in routine disclosure filings with the SEC."

As for Mr. Wyly's concerns about pro forma accounting, Mr. Kumar noted, "The company reports both `as reported' and pro forma financial information. In the Company's most recent earnings announcement, we presented as reported numbers first. However, most major investors and sell-side analysts understand the need for CA's pro forma accounting as a means to compare the company's prior performance. In addition, the analysts surveyed by First Call use pro forma numbers in making earnings projections for CA."

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ABOUT COMPUTER ASSOCIATES

Computer Associates International, Inc. (NYSE: CA) delivers The Software
That Manages eBusiness. CA's world-class solutions address all aspects of eBusiness process management, information management, and infrastructure management in six focus areas: enterprise management, security, storage, eBusiness transformation and integration, portal and knowledge management, and predictive analysis and visualization. Founded in 1976, CA serves organizations in more than 100 countries, including 99 percent of the Fortune 500 companies. For more information, visit http://ca.com.

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(C)2001 Computer Associates International, Inc. One Computer Associates
Plaza, Islandia, NY 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.